SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive
Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 1, 2004, the Audit Committee of the Board of Directors of Preformed Line Products Company (“PLP”), an Ohio corporation, dismissed PricewaterhouseCoopers LLP (“PwC”) as PLP’s independent accountant. The Audit Committee expects to engage another firm in the near future as PLP’s independent accountant to audit the consolidated financial statements of PLP for its fiscal year ending December 31, 2004.

The reports of PwC on PLP’s consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and the subsequent period through April 1, 2004, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in their reports on the financial statements for such years.

During the two most recent fiscal years and the subsequent interim period through and including April 1, 2004 there were no reportable events (as the term is defined in Item 304(a)(1)(v) of Regulation S-K).

PLP has requested PwC to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated April 7, 2004, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     16.1 Letter from PricewaterhouseCoopers LLP dated April 7, 2004 pursuant to Item 304 (a)(3) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Robert G. Ruhlman

Robert G. Ruhlman
President and Chief Executive Officer

DATED: April 7, 2004

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated April 7, 2004 pursuant to Item 304 (a)(3) of Regulation S-K.